Exhibit 10.1

RENMINBI LOAN CONTRACT (Short Term)

                                          Loan No.: 2009 Nian Tai Shan Jie Zi No.001

Borrower:  Shandong Taibang Biological Products Co., Ltd

Business License No.:

370900400001220

Legal representative:

Lam Tung

Address:  No.14 East Hushan Road, Taian City, Shandong

Financial institution of Deposit and Account No.:

Industrial and Commercial Bank of China Taian Branch

1604010109242088910

Telephone:

0538-6206636

Facsimile:

0538-6203895

Lender:

Bank of China, Taian Taishan Sub-Branch

Legal Representative:

Wang Hua

Address:

Middle section of Caiyuan Street, Taishan District, Taian City

Post Code:

271000

Telephone:

0538-8335485

Facsimile:

0538-8218422

The Borrower and Lender, after reaching an agreement through friendly negotiation, hereby enter into this contract pursuant to Borrower's application to Lender for a short-term Renminbi loan.

Article 1.  The Amount

Total loan amount:

RMB forty million (40,000,000.00) Yuan exactly.

Article 2.  Terms of the Loan

The duration of this loan is twelve months starting from the date of draw-down.  If the loan is draw-down in installments, the aforementioned "date of draw-down" is the date of the first draw-down.

The Borrower shall draw-down from the loan within the Draw-down period under this contract.  If the actual date of draw-down is beyond the Draw-Down Period under this contract, Borrower shall repay the loan according to the repayment terms set forth under this contract.

Article 3.  Purpose of the Loan

The proceeds from this Loan shall be utilized solely for procurement of raw materials. Without prior written consent from the Lender, the Borrower shall not divert the proceeds from this loan for any other purposes, including, but not limiting to, investing in stocks or securities, activities prohibited by law, rules, regulations and national policies, or activities the Borrower is not licensed to engage in, or activities that proceeds from bank loan are prohibited to participate in.

Article 4.  Interest Rate and Interest Calculation

4.1

Interest rate is fixed at 5.31% per annum.

4.2

The interest shall be calculated as follows: Interest on the loan = (Loan amount) x (actual days of use) x (daily interest rate).  The daily interest rate is based on 360 days per year and shall be calculated as follows: daily interest rate= (annual interest rate)/360

4.3.

The interest is to be calculated quarterly as of the 20th day and payable on the 21st day of the third month of each quarter.

4.4        Late Payment Penalties:

4.4.1

For the principal and interest that are not fully repaid upon maturity by the Borrower, late payment penalty shall be calculated, starting from the maturity date until the date of repayment, based on the unpaid principal at an interest rate specified in 4.1 plus 30%.

4.4.2

For the proceeds of the loan that is misappropriated by the Borrower for the purposes other than prescribed by this contract, misappropriation penalty shall be calculated, starting from the date of such misappropriation until the date of repayment, based on the amount of such misappropriation at an interest rate specified in 4.1 plus 50%.

4.4.3

For the proceeds that is misappropriated and also subjected to the late penalty clause, misappropriation penalty clause (4.4.2) shall apply.

4.4.4

Should the borrower fail to pay interest at required interest payment date, the lender will calculate the interest on a compound annual basis on the rate set forth under section 4.1. In addition, the borrower will be subject to the penalty prescribed as section 4.4.3.

           4.4.5      Should the interest rate be adjusted pursuant to the Contract, the calculation of interest on a compounded annual basis and penalty shall begin after the adjustment of interest rate.

Article 5.  Conditions for Draw-down

If the Borrower fails to satisfy the following conditions, the Lender reserves the right to reject the draw-down:

1.

This contract and the appendices have become effective;

2.

The borrower has accepted the lender’s request to supply warranties. And a related guaranty contract is currently in effect and has been performed all legally-required procedures such as approval, registration and record.

3.

The Borrower has provided the list and the signature samples of the authorized persons who have been authorized to sign this contract and relevant documents and receipts;

4.

The Borrower has opened an account according to the contract;

5.

To send a written draw-down application and relevant certificate for the purpose of the loan 1 day in advance;

6.

The Borrower has provided the resolution from the Board of Directors or other authorized department regarding the consent of signing and executing this contract;

7.

Other requirements for the draw-down stipulated in relevant laws and agreed by both parties have been satisfied.

Article 6.  Draw-down Period

6.1

The Borrower shall make the draw-down within 30 days from the date of executing of this contract.

6.2

If the Borrower fails to withdraw the entire loan amount before the above mentioned date, the Lender reserve the right to reject to grant the remaining balance of the loan.  If the Lender agrees to grant the loan, it has the right to charge obligation expenses for the delayed amount on the daily basis of 0.05%; if the Lender rejects to grant the remaining amount of the loan, it has the right to charge obligation expenses in accordance daily basis of 0.05%.

Article 7.  Repayment

7.1

Borrower shall repay the principal and interest under this Loan Contract in full on the due date. The Borrower shall submit a written application to Lender 30 days prior to the maturity of the loan if amendment to the above-mentioned repayment schedule is necessary. Any change in the repayment schedule needs a written consent from both parties.

7.2

Except otherwise agreed by both parties, for the past due principal and interest, the Lender has the right to determine the order of the repayment.

7.3

Except otherwise agreed by both parties, the Borrower can make early repayment with a 30 days prior written notice. The amount of early repayment shall be applied to the latest draw-down and all early repayments shall be applied to the principal in reverse order. The Lender has the right to charge the Borrower a compensation fee amounting to 0.05% of the early repayment.

The Borrower shall deposit sufficient funds in the bank account listed below for the repayment of the Loan 3 banking days before the Maturity Date. The Lender has right to deduct the repayment amount from the bank account on the Maturity Date.

Name of the repayment bank account:

Shandong Taibang Biological Products Co., Ltd

Account No:384902401498093001

Article 8.  Representations and Warranties

8.1

The Borrowers hereby represents as follows:

8.1.1

The Borrower is a company duly organized and validly existing under the law of the People's Republic of China;

8.1.2

The Borrower has the power and authority to sign and execute this contract;

8.1.3

All documents, materials, reports and certificates provided to the Lender by the Borrower for consummation of this contract is true, real, complete and effective;

8.1.4

The information provided by the Borrower in the loan application is true and legal and the loan will not be used in money laundering:

8.1.5

The Borrower did not conceal any events that would impact its and the guarantor’s financial conditions or the abilities to consummate this contract.

8.2

The Borrower hereby warrants as follows:

8.2.1

Providing operation report, financial report (including but not limiting to annual, quarterly and monthly reports) and other files and materials;

8.2.2

If the Borrower has signed or shall sign any counter-guaranty or other similar documents with the Guarantor, the counter-guaranty or other similar documents shall not have any adverse impact on the rights and benefits of the Lenders set forth in this contract;

8.2.3

Accept, cooperate and assist in the credit inspection and audit by the Lender;

8.2.4

If any of following events occurred that will materially adversely impact the Borrower’s financial condition or the Borrower’s ability in repaying the Lender, the Lender shall be informed in advance. Those events includes but not limited to spin off, merger, joint venture, foreign joint venture, cooperation, jointly cooperation, dissolution, closedown, liquidation, re-organization, change in capital structure, major assets or ownership transfer, major indebtness, reduction of registered capital; impound of collateral, bankruptcy, entering into major law suit or arbitration; in financial or operational difficulties, in default of other contracts.  If the Borrower engaged in above-mentioned activities, which shall have negative impact on the Borrower’s abilities of repaying the loan, the Borrower must obtain prior consent from the Lender.

8.2.5

In case of liquidation, the repayment of the loan shall come before the loans from the Borrower’s shareholders and shall not come after loans with similar nature.

8.2.6

When the after-tax net profit of the related fiscal year is zero or negative, or the after-tax profit is not sufficient to make up for the accumulated losses of previous  fiscal years, or the pre-tax profit is not used to repay the principal, interest and expenses due before the end of the current fiscal year, or the pre-tax profit is  insufficient to pay off the next installment of principal, interest and expenses, the Borrower shall not distribute any dividend and bonus to its shareholders in any form.

8.2.7

The Borrower warrants that it will not dispose of assets in a manner which will make adverse impact on its ability to repay the loan. The Borrower shall not provide guarantee to others with an aggregate amount that is more than one (1) time of its net assets. As well, the Borrower warrants that it will not provide guarantee to others more than the maximum amount set forth in the articles of incorporation.

8.2.8

The loan should not be used in investment in its own securities, distribution of dividend, purchasing of fixed-asset, investment in stocks and securities and real estate investment.

Article 9:  Events of Breach contract and Settlement

In the event of any of the following circumstances, the borrower shall be deemed to breach the Agreement:

(1)

The Borrower fails to repay the principal or interest on time;

(2)

The Borrower uses the loan in other purpose;

(3)

The Borrower make false claims hereunder or breaks its promises set forth herewithin;

(4)

In the circumstances related to the item 2 and 4 of this article, the Lender thinks it will affect borrower or guarantor’s financial status, and the Borrower fails to provide new guarantees  in accordance with the requirements of the contract;

(5)

The Borrower breaches the covenants set forth hereunder;

(6)

The Borrower breaches the obligations in any contracts with the Lender or in any other contracts with other respective entities associated with Bank of China.

(7)

The Guarantor breaches the guarantee agreement or related contracts with the Lender or other guarantee agreements with other entities associated with Bank of China.

(8)

The Borrower ceases operation or in the event of dissolution, withdrawn, or bankruptcy.

If any one or more of the above-mentioned “Events of Breaching Contracts” occurs, the Lender reserves the rights to take following actions, singularly or jointly, as it deems appropriate:

1.

The lender may request the Borrower or Guarantor to correct such default within specified time frame;

2.

The lender may declare the decrease, termination on the credit line awarded to the Borrower;

3.

And the Lender has the right to refuse the Borrower's draw-town request or cancel the amount of the loan which has not been withdrawn;

4.

The Lender may declare either the entire amount or partial amount of the principal of and accrued interest in respect of the Loan, other agreement or any other financing from the lender, to be immediately due and payable;

5.

The lender may terminate this contract and, partially or entirely, terminate any other existing contracts between the Borrower and the Lender;

6.

The Borrower shall indemnify the Lender for any losses in event of the borrower breach the Contract;

7.

Lender has the right, with written notice to the Borrower, to set off against the Borrower’s cash balance deposited with Bank of China, or its affiliates, in the event of overdue principal and interest. In the case of settling between different currencies, the Lender will adopt the exchange rate quoted by the Bank of China on the day of the set off;

8.

The Lender may exercise the rights against the guarantor;

9.

The Lender may request the guarantor to fulfill its duties;

10.

And any other actions deem necessary by the Lender.

Article 10.  No Waiver

No failure or delay on either party of this contract in exercising any power or right hereunder shall be deemed as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

Article 11.  Amendment and Cancel

This contract could be amended, supplemented or canceled upon the written agreements conclude by both parties. Any amendment and supplement shall be integral part of this contract. Unless otherwise governed by applicable law or regulations or mutually agreed by both party, this loan contract shall remain in force until all rights and obligations are consummated.  If any provision contained in this contract become invalid, the other part of this contract shall not be impaired by it.

Article 12.  Applicable Law, Dispute Settlement and Judicial Jurisdiction

This contract shall be governed by the relevant laws of the PRC.

Any disputes arising from the execution of, or in connection with this contract shall be settled through friendly negotiation between both parties hereto.  In case no settlement to disputes can be reached through friendly negotiation, the disputes shall be submitted to the People’s Court in Tai'an City for ruling.  Prior to the settlement of any dispute, each party shall continue to abide by the terms that were not impacted by the disputed terms.

Article 13.  Expense

Expenses arise from the establishment, execution and dispute settlement of this contract, including but not limiting to attorney's fee, shall be paid or reimbursed by the Borrower.

Article 14.  Appendices

The following appendices and other appendices jointly confirmed by both parties shall be an integral part of this contract, and shall have the same legal effect as this Contract:

1. Application for Drawn-down

2. Loan Vouchers

Article 15.  Other Clause

15.1

Without obtaining the written consent from the Lender, the Borrower shall not transfer any rights and obligations hereunder to any third party.

15.2

The lender shall preserve a right at any time without the consent or notice to the Borrower to sell, assign, transfer of grant participations in or otherwise dispose of all or part of the loan outstanding under this Agreement to any other entity associated with Bank of China. In an event of above-mentioned activity occurred, the Lender shall preserve a right to sue the Borrower or submit the complaints to an arbitration commission under the lender’s name should there is any legal dispute.

15.3

This agreement shall be binding upon and inure to the benefit of the Lender and their respective successors and assigns.

15.4

Any communication, demand or notice to be given hereunder or with respect to the Agreement shall be duly given by the address provided herein, or, as to each party, at such other address as such party may designate by notice in writing to the other party.

15.5

The transaction hereunder is based on the principal of the respective parties’ interest. In the event of in compliance with respective law, regulations, and requirements set out by relevant regulatory parties, the other party hereunder is qualified for the definition of the related party or the related parties, parties hereto shall measure the relationship between those related parties and ensure no interference of the transactions’ fairness in executing the Agreement.

15.6

The headings of the various sections and subsections hereof are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

Article 16.  Becoming Effective of This Contract

This Loan Contract shall become effective upon signature (or seal) by legal representatives or authorized representatives of both parties and upon the affixing of the official seals of both parties.  This contract is executed in duplicate and be equally authentic. The Borrower and the Lender shall hold 1 copy each.

The Borrower: Shandong Taibang Biological Products Co., Ltd (seal)

Legal Representative (or Authorized Representative):  /s/Lam Tung

Date:  January 8, 2009

The Lender: Bank of China, Taian Taishan Sub-Branch (seal)

Legal Representative (or Authorized Representative):  /s/Wang Hua

Date: January 8, 2009